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                                                                    Exhibit 99.2


                                   DETACH HERE

                                      PROXY

                                  GENRAD, INC.

                   7 Technology Park Drive, Westford, MA 01886

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
           WHICH RECOMMENDS APPROVAL OF THE PROPOSAL CONTAINED HEREIN

The undersigned appoints Walter A. Shephard and Lori B. Hannay, and each of them as proxies of the undersigned with full power of substitution to vote as designated herein all shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of GenRad, Inc. to be held on __________, ____________, 2001 at _____ a.m. at the executive offices of GenRad, Inc., 7 Technology Park Drive, Westford, Massachusetts, and any adjournment or adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of GenRad's proxy statement - prospectus which was mailed to shareholders herewith. The proxies are further authorized to vote, in their discretion in accordance with applicable law, upon such other business as may properly come before the Meeting.

Please return this card in the enclosed postage paid envelope to Boston EquiServe, P.O. Box 9381, Boston, Massachusetts 02205-9956.


SEE REVERSE                                                         SEE REVERSE
   SIDE          (Continued, and to be Signed on Reverse Side)         SIDE


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                                   DETACH HERE

|x| Please mark
votes as in
this example

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW.

   1. For approval of the Agreement and Plan of Merger          FOR        AGAINST   ABSTAIN
     dated as of August 1, 2001 among GenRad, Inc., Radio       |_|          |_|       |_|
     Acquisition Corp. and Teradyne, Inc.


                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |_|



                        Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                Date:         Signature:                 Date:
          ---------------      -------            ----------------      -------